Exhibit 2.1

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                            ASSET PURCHASE AGREEMENT

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                                 BY AND BETWEEN

                               MEDSOLUTIONS, INC.,
                              A TEXAS CORPORATION,

                                       AND

                         MED-CON WASTE SOLUTIONS, INC.,
                               A TEXAS CORPORATION





                    DATED EFFECTIVE AS OF SEPTEMBER 30, 2004

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement"), executed to be effective as of September 30, 2004 (the "Effective Date"), is made and entered into by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and Med-Con Waste Solutions, Inc., a Texas corporation (the "Seller").

                                   WITNESSETH:

     WHEREAS, the Seller is currently engaged in the business of regulated medical waste transportation and disposal; and

     WHEREAS, the Seller desires to sell and convey, and the Buyer desires to purchase and assume, certain assets and liabilities of the Seller, as more particularly described herein, in exchange for the consideration as more particularly described herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

                       PURCHASE OF ASSETS; PURCHASE PRICE

     1.01 Assets to be Purchased; Purchase Price. On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement, the Seller shall sell, assign, convey, and transfer, and the Buyer shall purchase, acquire, accept, and assume, the Assets (as defined below) and the Assumed Liabilities (as defined below), in exchange for, due or payable at the Closing (as defined below), the following consideration (the "Purchase Price"):

          (a) $250,000 in the form of a certified or cashiers' check, money order, or wire-transfer of immediately available funds (the "Cash").

          (b) A promissory note in the form attached hereto as Exhibit J (the "30-Day Note") in the principal amount of $250,000, subject to adjustment as set forth in this Section 1.01(b) (the "30-Day Principal Amount"), with no interest, secured by the Assets as set forth in more particular detail in a security agreement in the form attached hereto as Exhibit K (the "Security Agreement") and personally guaranteed by Matthew H. Fleeger as set forth in more particular detail in a guaranty agreement in the form attached hereto as Exhibit L (the "Guaranty Agreement"), and payable as follows: (i) on the 30th day after the Closing Date (the "First Consent Deadline"), the Buyer shall pay to the Seller that portion of the 30-Day Principal Amount equal to the amount that is the product of (W) a fraction the numerator of which is the aggregate average monthly sales for the months of May 2004, June 2004, July 2004 and August 2004 (collectively, the "Four-Month Period") under the Seller's contracts with Existing Customers (as defined below) relating to the Schedule 3.12 Consents (as defined



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     below)  that  have  been  delivered  to the  Buyer on or prior to the First
     Consent Deadline, and the denominator of which is the aggregate average monthly sales for the Four-Month Period under all of the Seller's contracts with Existing Customers relating to the Schedule 3.12 Consents; multiplied by (X) the 30-Day Principal Amount; and (ii) on the 75th day after the Closing Date (the "Second Consent Deadline"), the Buyer shall pay to the Seller that portion of the 30-Day Principal Amount equal to the amount that is the product of (Y) a fraction the numerator of which is the aggregate average monthly sales for the Four-Month Period under the Seller's contracts with Existing Customers relating to the Schedule 3.12 Consents that have been delivered to the Buyer after the First Consent Deadline but on or prior to the Second Consent Deadline, and the denominator of which is the aggregate average monthly sales for the Four-Month Period under all of the Seller's contracts with Existing Customers relating to the Schedule
     3.12 Consents; multiplied by (Z) the 30-Day Principal Amount; provided, however, that in the event the last of the Schedule 3.12 Consents is delivered by the Seller to the Buyer after the Closing Date but prior to the seventh day before the Second Consent Deadline, the Buyer shall pay the full remaining balance of the 30-Day Principal Amount to the Seller on the seventh day after the date on which such last Schedule 3.12 Consent is delivered; provided further, however, that the amount invoiced by the Buyer for the regulated medical waste ("RMW") processed by the Buyer for the Seller during the period up to and including the Closing Date, and any RMW backlog of the Seller as of the Closing Date to be processed by the Buyer subsequent to Closing, shall be deducted from the 30-Day Principal Amount payable to the Seller after adjustment, if any, pursuant to this Section 1.01(b). In no event shall any portion of the 30-Day Principal Amount be payable to the Seller for Section 3.12 Consents delivered to the Buyer after the Second Consent Deadline. For purposes of this Agreement, "Schedule 3.12 Consents" shall mean consents to assignment which represent at least 87% of the aggregate average monthly sales for the Four-Month Period under the Seller's contracts with Existing Customers relating to the contracts set forth on Schedule 3.12 (excluding any contracts for which consents are delivered to Buyer at the Closing pursuant to Section 2.01(a)(iv) hereof).

          (c) A promissory note in the form attached hereto as Exhibit A (the "Note") in the principal amount of $500,000 (the "Principal Amount"), with simple interest at the annual rate of 7%, secured by the Assets as set forth in more particular detail in the Security Agreement and payable in 30 equal monthly installments of principal and interest in the amount of $18,215.95 each, and with the first such installment due on January 1, 2005; provided further, however, that beginning with the first day of the first full calendar month for which the Seller's existing customers relating to the contracts listed on Schedule 3.19 (the "Existing Customers") are billed by Buyer and for 90 days thereafter (the "90-Day Period"), in the event that the amount of the Buyer's average monthly sales from Existing Customers for such 90-Day Period (the "90-Day Average Amount") is less than $81,612 (except in the case of a loss of sales due to



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     one or more contract  cancellations  resulting  solely from service  issues attributable to Buyer), the difference between the 90-Day Average Amount and $81,612 shall be multiplied by 15 to obtain an adjustment amount (the "90-Day Adjustment Amount"), and such 90-Day Adjustment Amount shall be deducted from the Principal Amount of the Note. No later than 30 days after the end of the 90-Day Period, the Buyer shall provide the Seller with a true, correct and complete copy of its invoice register for such 90-Day Period with respect to the Existing Customers. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of this Agreement, any excess interest previously paid will be credited against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the Principal Amount will not exceed 7%.

          (d) 149,000 restricted shares (the "Shares") of the Buyer's common stock, $.001 par value per share (the "Common Stock"), valued at $1.00 per share for the purposes of this Agreement (the "Share Value").

          (e) The assumption of certain of the Seller's liabilities not to exceed $75,000, as more particularly described in Section 1.05 of this Agreement.

          (f) If the Buyer shall have to pay, directly or indirectly, during the first year after the Closing Date, any amount, including without limitation by way of reimbursement, rebate, credit or invoice adjustment, to any Existing Customer relating to any customer complaints or grievances based on any action or failure to act by the Seller prior to the Closing Date, such payment shall be deducted by the Buyer first from the Principal Amount and any accrued and unpaid interest accrued thereon, and second from the Shares by redemption and cancellation of Shares at the Share Value for no consideration.

          (g) Notwithstanding anything in this Agreement to the contrary, in the event that the results of the Buyer's audit of the Seller as contemplated by Section 5.03 reflect that the Seller's total sales on an accrual accounting basis from Existing Customers for the nine-month period ended September 30, 2004 (the "Audited Gross Revenues") are less than $659,000, the difference between the Audited Gross Revenues and $659,000 shall be divided by nine and then multiplied by 15 to obtain an adjustment amount (the "Audit Adjustment Amount"), and such Audit Adjustment Amount shall be
     (i) first, deducted from the Principal Amount of the Note, and (ii) second, to the extent that the Audit Adjustment Amount exceeds the Principal Amount of the Note, the total number of Shares issued to the Seller effective as of the Closing Date shall be reduced by a number of shares of Common Stock equal to the quotient of any such excess Audit Adjustment Amount divided by the Share Value.

     1.02 Allocation of the Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Schedule 1.02 (the "Allocation"). The Seller and the Buyer shall make consistent use of the Allocation following the Closing Date, and the Seller and the Buyer hereby agree not to file any tax return or otherwise take a position with any federal, state or local tax authority which is inconsistent with the Allocation.

     1.03 Definition of Assets. The term "Assets" shall mean all right, title, and interest that the Seller now has, or may have in the future, in and to the properties (both real and personal) and assets (both tangible and intangible) as



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set forth and  described on Schedule  1.03.  All  properties  and assets not set forth and fully described on Schedule 1.03 are expressly excluded from the term "Assets" for the purposes of this Agreement.

     1.04 Assets Unencumbered. Schedule 1.04 sets forth and fully describes each and every liability, lien, mortgage, encumbrance, and imperfection of title to which the Assets are subject or may be subject in the future due to actions or omissions of the Seller (the "Disclosed Encumbrances"). Except for the Disclosed Encumbrances, the Seller shall convey to the Buyer marketable title to the Assets free and clear of any liabilities, liens, mortgages, encumbrances, and imperfections of title.

     1.05 Assumption of Certain Liabilities. Schedule 1.05 sets forth and fully describes only those debts, liabilities, and obligations of the Seller that the Buyer has agreed to assume pursuant to this Agreement (the "Assumed Liabilities"). No Disclosed Encumbrance shall constitute an Assumed Liability unless it is specifically enumerated on Schedule 1.05. Except for the Assumed Liabilities, the Buyer shall not assume, and expressly disclaims any obligation or responsibility for, and nothing in this Agreement shall be construed as causing the assumption of or obligation or responsibility for, any debts, liabilities, or obligations of the Seller or any Affiliate (as defined in Article VIII of this Agreement) thereof.

                                   ARTICLE II
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                            CLOSING AND CLOSING DATE

     2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on (i) the Effective Date or (ii) such other date as the parties hereto may agree, at such time and place as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the "Closing Date". At the Closing, the parties hereto shall deliver or cause to be delivered the following:

     (a)  the Seller shall deliver or cause to be delivered to the Buyer:

          (i) title to and possession of the Assets by means of an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit B and any other instruments of conveyance or other documents or instruments necessary to transfer and assign title and beneficial ownership of the Assets to the Buyer as determined by the Buyer in its sole discretion;

          (ii) the Officer's Certificate in substantially the form of Exhibit C attached hereto;

          (iii)the Secretary's Certificate in substantially the form of Exhibit D hereto;

          (iv) the consents as set forth on Schedule 2.01(a)(iv), dated prior to the Closing Date, required to be obtained by the Seller from third parties in order to transfer certain of the Assets to the Buyer in accordance with this Agreement;



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          (v)  a  shareholder  lock-up  agreement  with  respect  to the  Shares between the Buyer and the Seller in the form attached hereto as Exhibit E;

          (vi) non-competition and non-solicitation agreements between the Buyer and each of Ken Miller, Lonnie Cole, Tracy Byas, and Kevin Newkirk, in the form attached hereto as Exhibit H;

          (vii)an employment agreement between the Buyer and Lonnie Cole in the form attached hereto as Exhibit I;

          (viii) an executed copy of the Security Agreement; and

          (ix) an executed copy of the Guaranty Agreement.

     (b)  The Buyer shall deliver to the Seller:

          (i) The Cash, the Note, the 30-Day Note and a stock certificate for the Shares.

          (ii) the Officer's Certificate in substantially the form of Exhibit F attached hereto;

          (iii)non-competition  and  non-solicitation   agreements  between  the
               Buyer and each of Ken Miller, Lonnie Cole, Tracy Byas, and Kevin Newkirk, in the form attached hereto as Exhibit H;

          (iv) an employment agreement between the Buyer and Lonnie Cole in the form attached hereto as Exhibit I;

          (v) an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit B;

          (vi) an executed copy of the Security Agreement; and

          (vii) an executed copy of the Guaranty Agreement.


                                   ARTICLE III
                                   -----------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER



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     To induce  the Buyer to enter into this  Agreement  and to  consummate  the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer, as of the Closing Date, the following:

     3.01 Organization and Good Standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Schedule 3.01 includes (i) a true and complete copy of the Seller's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of Texas; (ii) a true and complete copy of the Bylaws of the Seller presently in effect, certified as true and correct by the Seller's Secretary; and (iii) true and complete copies of certificates of existence and account status, certified by the Secretary of State of Texas and the Texas Comptroller of Public Accounts, respectively, as of the Closing Date.

     3.02 Authority. The Seller has all requisite corporate power and authority to own its property (including, without limitation, the Assets), to conduct its business, and to execute and deliver this Agreement and any instruments and agreements contemplated herein that are required to be executed and delivered by the Seller pursuant to its obligations under this Agreement, and to perform its obligations hereunder and thereunder. This Agreement has been approved by the Seller's Board of Directors and shareholders and has been duly authorized, executed, and delivered by the Seller. No other corporate act or proceeding on the part of the Seller is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement represents a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The Seller has delivered to the Buyer a copy of the resolutions of the Seller's Board of Directors and shareholders, certified as true and correct by the Seller's Secretary, approving this Agreement and authorizing the execution hereof by the Seller's President.

     3.03 No Violation. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will (i) violate any provision of the Texas Business Corporation Act, the Articles of Incorporation of the Seller, or the Bylaws of the Seller; (ii) except as set forth on Schedule 3.12, violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any of the Assumed Liabilities, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Seller is a party or by which the Seller may be bound or affected or to which any of the Assets is subject; or
(iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).



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     3.04 Brokers.  The Seller has not employed any broker,  agent, or finder in connection with any transaction contemplated by this Agreement for which the Buyer may be liable or responsible to pay.

     3.05 No Undisclosed Liabilities. Except for the Disclosed Encumbrances, express liabilities arising under the contracts set forth on Schedule 3.19 and the Assumed Liabilities, there are no liabilities or obligations of the Seller, whether accrued, absolute, contingent, or otherwise, that have affected or could affect in any way the Assets, or any of them. There is no basis for the assertion against the Seller of any liability or obligation of any nature whatsoever that could result in the creation or imposition of any security interest, lien, charge, or encumbrance upon the Assets.

     3.06 Title to the Assets; Encumbrances. Except for the Disclosed Encumbrances, the Seller has good and marketable title to the Assets free and clear of all liens, mortgages, claims, easements, pledges, security interests, or other imperfections of title.

     3.07 Environmental Compliance.

          (a) With  respect to the Assets and any other  Property (as defined in
     Article VIII of this Agreement) owned or operated by the Seller, the Seller is in compliance with all applicable Environmental Laws (as defined in
     Article VIII of this Agreement) and has obtained and is in compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the utilization of the Assets constituting a violation of Environmental Laws or resulting from any failure to comply therewith;

          (b) The Seller does not now and has not leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such facility or real property is subject to any Proceeding (as defined in Article VIII of this Agreement) under any Environmental Law, and the Seller is not aware of any facts or circumstances that could give rise to such a Proceeding;

          (c) There are no actions or Proceedings pending or, to the Seller's Knowledge (as defined in Article VIII of this Agreement), threatened against the Seller under any Environmental Law, and the Seller has not received any notice (whether from any regulatory body or private person) of any violation, or potential or threatened violation, of any Environmental Law;

          (d) There are no actions or Proceedings pending or, to the Seller's Knowledge, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Article VIII of this Agreement) at or on (i) any Property currently or in the past owned, operated or leased by the Seller or over which the Seller exercised managerial functions, or (ii) at any Property where Polluting Substances generated by the Seller have been disposed;



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          (e) There is no  Property  for which the Seller is or was  required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

          (f) The Seller has not generated any Polluting Substances;

          (g) There has been no release of Polluting Substances by the Seller in violation of any Environmental Law that would require any report or notification to any governmental or regulatory authority in or on any Property;

          (h) The Seller is not under investigation or subject to pending or, to the Seller's Knowledge, threatened litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances;

          (i) There are no underground or above ground storage tanks on or under any Property that are not in conformity with any Environmental Law, and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

          (j) There is no asbestos-containing material on any Property of the Seller.

     3.08 Financial Statements; No Financial Change. Attached as Schedule 3.08 are copies of the following financial statements: unaudited balance sheets, statements of income, statements of changes in shareholders' equity, and statements of cash flows as of and for the year ended December 31, 2003, and an unaudited balance sheet, statement of income, statement of changes in shareholders' equity, and statement of cash flows as of and for the eight months ended August 31, 2004 (collectively, the "Seller Financial Statements"). To the best of the Seller's Knowledge, the Seller Financial Statements have been prepared consistently during the periods indicated, are correct and complete in all respects, accurately present the financial condition and results of operations of the Seller as of the dates set forth, and have been prepared in accordance with generally accepted accounting principles, consistently applied, except that the Seller has not capitalized nor depreciated the cost of reusable containers and related items, nor has the Seller categorized its expenses among cost of sales, general and administrative and other expenses in the unaudited statements of income for the periods presented. Since the date of the Seller Financial Statements, there has not been any change in the business, operations, prospects, assets, results of operations or condition (financial or other) of the Seller, and no event has occurred or circumstance exists that may result in such a change.

     3.09 Taxes.

          (a) The Seller has (i) timely filed all returns required to be filed by it with respect to all federal, state, local, and foreign income, payroll, withholding, unemployment, excise, added value, social security, sales and use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise or other



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     tax (including interest and penalties thereon and including estimated taxes thereof) (hereinafter referred to collectively as "Taxes"); (ii) paid all Taxes shown to have become due pursuant to such returns; and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received;

          (b) All returns for Taxes filed by or on behalf of the Seller have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the entity filing the return; and

          (c) There are no Tax liens upon any of the Assets, and the Seller is not aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of the Seller, that could give rise to a Tax lien upon any of the Assets. The Seller has previously provided the Buyer with complete, true, and correct copies of all of the Seller's federal income tax returns.

     3.10 Intangible Assets. The Seller owns and possesses all necessary certificates, permits, authorizations, licenses, patents, trademarks, trademark licenses, trade names, mastheads, brand names, slogans, copyrights, reprint rights, franchises, inventions, processes, know-how, formulas, trade secrets, and other intangible assets, including all pending applications, continuations-in-part, and extensions for any of the above, that may be associated with any of the Assets and all of the foregoing are being transferred, conveyed, and assigned to the Buyer pursuant to this Agreement.

     3.11 Litigation. Except as set forth on Schedule 3.11, there are no Proceedings (as defined in Article VIII of this Agreement) in progress, pending, or, to the Seller's Knowledge, threatened against or affecting the Seller, the Assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority (as defined in Article VIII of this Agreement), nor is there any valid basis for any such arbitration, claim, action, proceeding, inquiry or investigation.

     3.12 Consents. Except as set forth on Schedule 3.12 and the consent of the shareholders of the Seller, no consent, approval, license, permit, authorization, or order of any Person is required in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby by the Seller.

     3.13   Permits,   Licenses,   Etc.  The  Seller  has  received  no  written
notification of any threatened suspension or cancellation of any permit, license, franchise, order, certificate, consent, authorization, or approval of any Governmental Authority or administrative authority required to permit the Seller to conduct its business as conducted on the Closing Date.

     3.14 Absence of Unethical Business Practices. Neither the Seller nor any officer, employee or agent thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, Governmental Authority, or any employee, agent, broker or affiliate of such Person or Governmental Authority who was or is in a possible position to help or hinder the Seller, which gift or benefit (a) would subject the Seller to any damages or penalties in any civil or criminal proceeding, or (b) would have a Material Adverse Effect on the Assets if discontinued.

     3.15 Capitalization. The authorized equity securities of the Seller consist of [____] shares of common stock, par value [$____] per share, of which 1,960 shares are issued and outstanding. None of the outstanding equity securities of the Seller was issued in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other legal requirement.

     3.16 Books and Records. To the best of the Seller's Knowledge, the books of account and other financial records of the Seller, all of which have been made available to the Buyer, are complete and correct and represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Sections 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934, as amended (regardless of whether the Seller is subject to such Sections or not), including the maintenance of an adequate system of internal controls. The minute books of the Seller, all of which have been made available to the Buyer, contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of the Seller, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared or are not contained in such minute books.

     3.17 Condition of Assets; Inventory.

          (a) Each of the Assets is in good repair and good operating condition, is suitable for immediate use, and is free from latent and patent defects. No Asset is in need of repair or replacement. All Assets used in the Seller's business are in the possession of the Seller.

          (b) All of the Seller's inventory is merchantable and fit for the purposes for which it was procured or manufactured, and none of such inventory is slow moving, obsolete, damaged, or defective.

     3.18 Employee Benefits. The Seller has no Employee Benefit Plans that are required to comply with ERISA. For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     3.19 Contracts; No Defaults. Schedule 3.19 contains an accurate and complete list, and the Seller has delivered to the Buyer accurate and complete copies, of each contract to which the Seller is a party and which is being assigned to or assumed by the Buyer under this Agreement and each amendment, supplement and modification (whether oral or written) in respect thereof (collectively, the "Assigned Contracts"). Except as otherwise set forth on
Schedule 3.19, and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion, to the Seller's Knowledge, each Assigned Contract is in full force and effect and is valid and enforceable in accordance with its terms, is not in default nor has any event occurred which with the passage of time would result in a default, and is assignable by the Seller to the Buyer without the consent of any other Person.

     3.20 Solvency. The Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means: (i) that the sum of the debts and other probable liabilities of the Seller exceed the present fair saleable value of the Seller's assets; (ii) any event in which the Seller is required to make an assignment for the benefit of creditors; (iii) any event in which the Seller its unable to pay its debts as they become due; (iv) any event in which the Seller shall be required to file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall be required to file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall be required to file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding; or (v) any event in which the Seller shall be required to seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties.

     3.21 Full Disclosure. No representation or warranty regarding the Seller or the Assets made in this Agreement, the Exhibits and Disclosure Schedules hereto, or the documents to be delivered by the Seller at the Closing pursuant to
Section 2.01(a), contains any untrue statement of a material fact that affects the Assets or the Seller's title to the Assets, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Each of the Exhibits and Disclosure Schedules attached hereto is a true and complete list or description, as appropriate, of the items purported to be listed or described thereon.

     3.22. Representations Regarding the Acquisition of the Shares.

          (a) Purchase Entirely for Own Account. This Agreement is made with the Seller in reliance upon the Seller's representation to the Buyer, which by the Seller's execution of this Agreement the Seller hereby confirms, that the Shares to be received by the Seller will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling or granting any participation in or otherwise distributing the same. The Seller further represents that the Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to the Shares.

          (b) Sophistication; Accredited Investor Status. The Seller is a Person who either alone or with its purchaser representative(s) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Buyer.

          (c) Speculative Investment. The Seller understands the speculative nature and risks of investments associated with the Buyer and confirms that it is able to bear the risk of the investment, and that there may not be any public market for the Shares received herein.

          (d) No Coercion or Solicitation. The Seller has freely entered this Agreement and has been subject to neither pressure to make a hasty or uninformed decision to enter into this Agreement nor solicitation to receive the Shares.

          (e) Transfer Restrictions. The Seller hereby acknowledges that the Buyer is not under any obligation to register or seek an exemption under any federal and/or state securities laws for any sale or transfer of the Shares by the Seller, and the Seller hereby further acknowledges that the Shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that the Shares may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering the Shares, the sale is made in accordance with Rule 144 under the Securities Act, or the Buyer receives an opinion of counsel of the Seller reasonably satisfactory to the Buyer, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act.

          (f) Disclosure of Information. To the Knowledge of the Seller, the Seller has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Seller further represents that it has had the opportunity to ask questions of the Buyer and receive answers from the Buyer, to the extent that the Buyer possessed such information or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of any investment in the Buyer. Further, the Seller has been given an opportunity to question the appropriate executive officers of the Buyer. The Seller hereby acknowledges that the Buyer has suffered a loss for the fiscal quarter ended June 30, 2004.

          (g) Lock-up Agreement. The Seller hereby acknowledges that the shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E shall follow the Shares upon the sale, transfer, assignment or hypothecation of any or all of the Shares to any transferee of the Seller.

          (h) Legends. It is understood that the certificates evidencing the Shares will bear the legend set forth below:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR

     RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

     The  legend  set  forth  above  shall  be  removed  by the  Buyer  from any certificate evidencing Shares upon delivery to the Buyer of an opinion by counsel, reasonably satisfactory to the Buyer, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Buyer issued the Shares.

                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     To induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Seller, as of the Closing Date, the following:

     4.01 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Exhibits 3.1 through 3.6, inclusive, to the Buyer's Form 10-QSB for the quarterly period ended June 30, 2004 (the "Buyer's Form 10-QSB") are true and complete copies of the Buyer's Articles of Incorporation and all amendments thereto. Exhibit 3.7 to the Buyer's Form 10-QSB is a true and complete copy of the bylaws of the Buyer as presently in effect. Schedule 4.01 includes true and complete copies of certificates of existence and account status of Buyer, certified by the Secretary of State of Texas and the Texas Comptroller of Public Accounts, respectively, as of the Closing Date.

     4.02 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Note (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been approved by the Buyer's Board of Directors and have been duly authorized, executed, and delivered by the Buyer. No other corporate act or proceeding on the part of the Buyer is necessary to authorize the Transaction Documents or the transactions contemplated thereby. The Transaction Documents have been duly authorized, executed, and delivered by the Buyer and constitute a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The Buyer has delivered to the Seller a copy of the resolutions of the Buyer's Board of Directors, certified as true and correct by the Buyer's secretary, approving this Agreement, the issuance of the Shares and the Note, and authorizing the execution hereof and thereof by the Buyer's President.

     4.03 No Violation. Neither the execution and delivery by the Buyer of the Transaction Documents nor the consummation by the Buyer of the transactions contemplated thereby will (i) violate any provision of the Texas Business Corporation Act, the Articles of Incorporation of the Buyer, or the Bylaws of the Buyer; (ii) violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any agreement to which the Buyer is subject, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Buyer's assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Buyer is a party or by which the Buyer may be bound or affected or to which any the Buyer's assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

     4.04 Brokers. The Buyer has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Seller may be liable or responsible to pay.

     4.05 Litigation. Except as disclosed in Buyer's Form 10-QSB, there are no suits, arbitrations, claims, actions, Proceedings, investigations, or inquiries in progress, pending, or, to Buyer's Knowledge, threatened against or affecting the Buyer, the Buyer's assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority, except such Proceedings which would not have a Material Adverse Effect.

     4.06 Full Disclosure. To the Buyer's Knowledge, no representation or warranty of the Buyer made in this Agreement contains any untrue statement of a material fact that affects the ability of the Buyer to consummate the transactions contemplated by this Agreement or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

     4.07 Consents. No consent, approval, license, permit, authorization, or order of any person is required in connection with the execution and delivery of Transaction Documents or the consummation of the transactions contemplated hereby.

     4.08 Capitalization. The capitalization of the Buyer immediately prior to the Closing is as set forth on Schedule 4.08.

     4.09 Exemption. The issuance of the Shares hereunder to the Seller is exempt from the registration requirements under the Securities Act of 1933, as amended, and all applicable state securities laws.

     4.10 Issuance of Common Stock. The Shares being sold hereunder, when issued in accordance with this Agreement, will have been validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance (other than as set forth in this Agreement) and will not be subject to any preemptive or similar rights. As of the Closing Date, no previously existing shareholders of the Buyer have any rights superior to the Seller, including rights upon liquidation, to dividends, or for registration of shares with the Securities and Exchange Commission. The shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E is the Buyer's standard form lock-up agreement to which no less than 65% of the Buyer's outstanding Common Stock is subject as of the Closing Date and does not contain any more severe restrictions than those applied to other shareholders of the Buyer that have signed lock-up agreements.

     4.11 Disclosure of Information. To the Knowledge of the Buyer, the Buyer has received all the information it considers necessary or appropriate for deciding whether to purchase the Assets. The Buyer further represents that it has had the opportunity to ask questions of the Seller and receive answers from the Seller, to the extent that the Seller possessed such information or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of any purchase of the Assets. Further, the Buyer has been given an opportunity to question the appropriate executive officers of the Seller. The Buyer hereby acknowledges that it has not received, and is not relying on, any oral or written representations of Seller relating to the transaction described herein, other than those representations contained within this Agreement. Buyer represents and warrants that it is entering into this transaction on the basis of its own due diligence with regard to Seller, Seller's business, and the Assets.


                                    ARTICLE V
                                    ---------

                             COVENANTS OF THE SELLER

     5.01 Payment of Liabilities and Taxes; Bulk Transfer Laws. The Seller shall pay in full or otherwise satisfy all liabilities of the Seller other than the Assumed Liabilities. The Buyer and the Seller hereby waive compliance with the bulk transfer provisions of the UCC or any similar bulk sales laws in connection with the transactions contemplated by this Agreement.

     5.02 Non-competition.

          (a) The Seller and the Buyer acknowledge that (i) the Buyer is engaged in or intends to be engaged in business throughout the United States and that the marketplace for the Buyer's products and services is nationwide,
     (ii) the agreements and covenants in this Section 5.02 are essential to protect the legitimate business interests of the Buyer, and (iii) the Buyer would not enter into this Agreement but for the covenants and agreements contained in this Section 5.02. Accordingly, the Seller covenants and agrees that commencing on the Closing Date and continuing for a period of two years thereafter, the Seller will not, and will cause its Affiliates not to, own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for the ownership of the Shares), any business engaged in the (A) regulated medical waste transportation business, (B) document destruction or shredding business, including without limitation the transportation of destroyed or shredded documents business in the states of Texas, Louisiana, Arkansas, or Oklahoma (other than for Mitubishi Caterpiller Forklift America), (C) sharps management business, and (D) compliance with the Occupational Safety and Health Act ("OSHA") or the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") business (collectively, the "Buyer Businesses"), and neither the Seller nor any Affiliate of the Seller shall render assistance or advice to any Person which is so engaged; provided however, that the passive ownership of less than 2% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 5.02.

          (b) If any covenant in this Section 5.02 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as an arbitrator or a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Seller and the Buyer.

     5.03 Audit. The Seller shall take all actions necessary and proper such that the Buyer's audit of the Seller's accounts and records (the "Audit") is completed at the Buyer's expense within 45 days after the Closing Date.

     5.04 Consents. The Seller shall use its reasonable best efforts to obtain all consents from third parties necessary in order to transfer the Assets (other than the consents already delivered pursuant to Section 2.01(a)(iv)) as soon as practicable, but in no event later than within 30 days after the Closing Date.

     5.05 Payment of Taxes. The Seller shall promptly pay all Taxes due from the Seller as of the Closing Date, and all other Taxes for which a notice of assessment or demand for payment has been received as of the Closing Date.

     5.06 Audit Representations. Within 7 days of the delivery of the final Audit report and the audited financial statements related thereto (collectively, the "Audited Financials") to the Seller by the independent auditors selected to conduct the Audit, the Seller shall provide the Buyer with an executed agreement wherein the Seller makes the following representations and warranties (the "Audit Representations") to the Buyer, and provides indemnification to the Buyer with regards to the breach of such Audit Representations in a form consistent with Sections 7.01, 7.03 and 7.04 hereof:

     (a) The Audited Financials have been prepared consistently during the periods indicated, are correct and complete in all respects, accurately present the financial condition and results of operations of the Seller as of the dates set forth, and have been prepared in accordance with generally accepted accounting principles, consistently applied; and

     (b) The books of account and other financial records of the Seller, all of which have been made available to the Buyer, are complete and correct and represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Sections 13(b)(2)(A) and
(B) of the Securities Exchange Act of 1934, as amended (regardless of whether the Seller is subject to such Sections or not), including the maintenance of an adequate system of internal controls.


                                   ARTICLE VI
                                   ----------

                              ADDITIONAL AGREEMENTS

     6.01 License of the Seller's Name. The Seller hereby grants to the Buyer a nonexclusive license (the "License") consisting of a nonexclusive right to use the name "Med-Con Waste Solutions", including without limitation the right to open a bank account in the name of and cash checks made to "Med-Con Waste Solutions". The term of the License shall commence on the Closing Date and end one year thereafter (the "License Term"). The Seller agrees not to use the name "Med-Con Waste Solutions" or conduct business under such name during the License Term except to wind up its operations.

     6.02 Negotiation with Creditors. In the event that the Buyer is contacted by any creditor of the Seller, excluding creditors relating to the Assumed Liabilities, and such creditor requests payment from the Buyer for liabilities of the Seller accruing prior to the Closing and which are not part of the Assumed Liabilities, the Buyer shall promptly notify the Seller in writing of such contact. The Seller shall be entitled to negotiate with such creditor for a period of 30 days after the Seller receives such written notice from the Buyer (the "Negotiation Period"), and the Buyer shall take no action, unless such creditor claims or alleges a fraudulent conveyance or similar charge, with respect to such creditor during the Negotiation Period without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

                                   ARTICLE VII
                                   -----------

                                 INDEMNIFICATION

     7.01. Indemnification of the Buyer. The Seller hereby agrees to indemnify, defend, and hold harmless the Buyer, its successors in interest, and their respective officers, directors, employees, agents, attorneys, and stockholders (each a "Buyer Indemnitee") from and against all demands, claims, actions, or causes of action, assessments, losses, taxes, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses (collectively "Damages"), asserted against, assessed upon, resulting to, imposed upon, or incurred by a Buyer Indemnitee by reason of or resulting from (a) a breach of any representation, warranty, or a breach or threatened breach of any covenant, obligation, or agreement of the Seller contained in or made pursuant to this Agreement, including the Disclosure Schedules and Exhibits hereto, or any facts or circumstances constituting such a breach; or (b) the operation of the businesses of the Seller, including, but not limited to, any products sold or services rendered, on or prior to the Closing Date. In addition, the Seller agrees to indemnify any Buyer Indemnitee for

Damages as they are incurred by the Buyer Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Buyer Indemnitee may experience in such proceedings.

     7.02. Indemnification of the Seller. The Buyer hereby agrees to indemnify, defend, and hold harmless the Seller, its successors in interest, and their respective officers, directors, employees, agents, attorneys and shareholders (each a "Seller Indemnitee") from and against all Damages asserted against, assessed upon, resulting to, imposed upon, or incurred by the Seller by reason of or resulting from (a) any default on any Assumed Liability occurring after the Closing Date, (b) a breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement and the other Transaction Documents, including the Exhibits and Disclosure Schedules thereto, or (c) the operation of the businesses of the Buyer directly related to the Assets and the Assumed Liabilities, including, but not limited to, any products sold or services rendered, after the Closing Date. In addition, the Buyer agrees to indemnify any Seller Indemnitee for Damages as they are incurred by the Seller Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Seller Indemnitee may experience in such proceedings.

     7.03. Indemnification Claims Procedure. All claims subject to indemnification under Section 7.01 or 7.02 above shall be asserted and resolved in accordance with the following provisions. Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (either is referred to as an "Indemnitee" in this Section 7.03) of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this
Article VII, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee (together with all other Indemnitees that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnitee under this
Article VII to the extent of the prejudice caused by such failure.

     7.04. Expiration of Indemnification Obligations. All obligations to provide indemnification pursuant to this Article VII shall terminate on the fourth anniversary of the Closing Date, other than claims arising from environmental, employee benefit or tax issues, which shall not terminate until the applicable statutes of limitations for such claims have expired.

                                  ARTICLE VIII
                                  ------------

                                   DEFINITIONS

     The following terms as used in this Agreement shall have the meanings set forth below:

     "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract, or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer, or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

     "Environmental Laws" shall mean laws, including, without limitation, federal, state, or local laws, ordinances, rules, regulations, interpretations, and orders of courts or administrative agencies or authorities relating to pollution, environmental protection, health and safety, or similar laws (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Clean Water Act ("CWA"), the Safe Drinking Water Act ("SDWA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Clean Air Act ("CAA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), OSHA, the Medical Waste Tracking Act of 1988 ("MWTA"), the Hazardous Materials Transportation Authorization Act of 1994 ("HMTAA"), any regulations issued by the Texas Department of Health (the "TDH"), the Texas Natural Resource Conservation Commission (the "TNRCC"), or the Texas Commission on Environmental Quality (the "TCEQ"), and other laws relating to pollution or protection of the environment, or to the manufacturing, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

     "Governmental Authority" means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Knowledge" - An individual shall be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the official duties of such individual. A corporation shall be deemed to have "knowledge" of a particular fact or other matter if the executive officers of the corporation have Knowledge (as set forth above) of such fact or other matter.

     "Material Adverse Effect" means any effect(s), individually or in the aggregate, that would be materially adverse to: (i) a party's assets (which in the case of the Seller shall be the Assets) in an amount of $10,000 or more; or
(ii) the ability of a party to timely consummate the transactions contemplated hereby.

     "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

     "Polluting  Substances" shall be construed broadly to include (a) asbestos,
(b) petroleum products or wastes, (c) biomedical or biological wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, and HMTAA, and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto, including without limitation those issued by the TDH, the TNRCC and the TCEQ; provided, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, HMTAA or other Environmental Laws such broader meaning shall apply.

     "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

     "Property" includes any property (whether real or personal) that the Seller currently or in the past has leased, operated, owned, or managed in any manner, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property held as security for a loan or other indebtedness on the Closing Date.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS

     9.01 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

          (a) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; and

          (b) the legality, validity, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     9.02 Further Assurances. Each party hereto shall, from time to time after the Closing Date, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer, and assumption, and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

     9.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail (certified mail - return receipt requested), or by facsimile transmission (if facsimile transmission is also sent by regular U.S. mail the same day), or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

     If to the Buyer:               MedSolutions, Inc.
                                    12750 Merit Drive
                                    Park Central VIII
                                    Suite 770
                                    Dallas, Texas 75251
                                    Attn:  Mathew H. Fleeger, President & CEO
                                    Fax: (972) 931-2250
                                    Email: mfleeger@medsolutions.net

     With a copy to (delivery of which shall not be deemed as notice to Buyer):

                                    Fish & Richardson P.C.
                                    5000 Bank One Center
                                    1717 Main Street
                                    Dallas, Texas 75201
                                    Attn:  Steven R. Block
                                    Fax (214) 747-2091
                                    Email: block@fr.com

     If to the Seller:              Med-Con Waste Solutions, Inc.
                                    2417 Randolph Rd.
                                    Pasadena, Texas 77503
                                    Attn:  Ken Miller, President & CEO
                                    Fax: (281) 487-6995
                                    Email: kenm@pelicanwaste.com

     With a copy to (delivery of which shall not be deemed as notice to Seller):

                                    Schmidt & Hoffer LLP
                                    2200 ChevronTexaco Heritage Plaza
                                    1111 Bagby Street
                                    Houston, Texas 77002
                                    Attn: C. Thomas Schmidt
                                    Fax: (713) 651-0776
                                    Email: tschmidt@schmidt-hoffer.com

     9.04 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     9.05 Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

     9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.07  GOVERNING  LAW;  VENUE.  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE TO THE EXTENT THAT SUCH CHOICE OF LAW RULES PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN TEXAS. THE SELLER HEREBY AGREES THAT VENUE FOR ANY ACTION BROUGHT BY THE BUYER WITH RESPECT TO THIS AGREEMENT SHALL BE PROPER IN DALLAS COUNTY, TEXAS. THE BUYER HEREBY AGREES THAT VENUE FOR ANY ACTION BROUGHT BY THE SELLER WITH RESPECT TO THIS AGREEMENT SHALL BE PROPER IN HARRIS COUNTY, TEXAS.

     9.08 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

     9.09 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of all parties hereto.

     9.10  Amendments.   This  Agreement  may  not  be  modified,   amended,  or
supplemented except by an agreement in writing signed by all of the parties hereto.

     9.11 Expenses, Taxes, Etc. Except as otherwise provided herein, the Seller shall pay all fees, taxes, and expenses incurred by it in connection with this Agreement, and the Buyer shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

     9.12 Third Parties.  Except with respect to  indemnification  under Section
7.01 or Section 7.02 herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

     9.13 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

     9.14 Entire Agreement. This Agreement and the executed documents, the forms of which are attached hereto as Exhibits, together with the Disclosure Schedules and Exhibits attached hereto and thereto, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

     9.15 Survival of Representations and Warranties. All representations, warranties, covenants, and obligations of the parties hereto shall survive the Closing for a period of three years thereafter.

     9.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     9.17 Disclosure on Disclosure Schedules. Disclosure of a specific item in any one Schedule hereto shall be deemed a disclosure as to all other applicable Disclosure Schedules if there is an explicit cross-reference to another Schedule.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   THE SELLER:

                                   MED-CON WASTE SOLUTIONS, INC.


                                   By:     /s/ Ken Miller
                                   Name:   Ken Miller
                                   Title:  President and CEO


                                   THE BUYER:

                                   MEDSOLUTIONS, INC.


                                   By:      /s/ Matthew H. Fleeger
                                   Name:   Matthew H. Fleeger
                                   Title:  President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE
                                 ---------------


$500,000                         Dallas, Texas                September 30, 2004


     FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of Med-Con Waste Solutions, Inc., a Texas corporation (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount of $500,000 (the "Principal Amount"), secured by certain of the assets of the Maker as described in the Security Agreement entered into by Maker and Payee and dated as of September 30, 2004, with simple interest at an annual rate of 7.0%

     1. This Promissory Note (the "Note") shall be due and payable in 30 equal monthly installments of principal and interest in the amount of $18,215.95, with the final such installment due on June 1, 2007 (the "Maturity Date"). Each payment shall be made on the first day of each month, commencing on January 1, 2005. Each date on which a payment is due, including the Maturity Date, shall be referred to herein as a "Payment Date"; provided, however, that if a Payment Date should fall on a Saturday, Sunday, or bank holiday, then the Payment Date shall be the next business day. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied first against accrued but unpaid interest and then against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee. The Payee hereby acknowledges that this Note and the Principal Amount are subject to certain offset rights by the Maker pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") entered into by and between the Maker and the Payee as of the date hereof. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of the Asset Purchase Agreement, any excess interest previously paid will be credited against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the Principal Amount does not exceed 7.0%.

     2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of 10 calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 12% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

     3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

     4. Except as expressly set forth in Section 1 hereof, the Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

     5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

     6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Asset Purchase Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

     7. Payee shall be entitled to assign all or a portion of this Note to an Affiliate (as such term is defined in the Asset Purchase Agreement dated of even date herewith by and between Maker and Payee) without the consent of Maker. Maker shall reissue the Note to the transferee(s) upon receipt of written notice of the transfer and evidence of transferee(s)' status as an Affiliate.

     8. This Note is one of two promissory notes referred to and is entitled to the benefits of and security afforded by that certain Security Agreement dated as of September 30, 2004, executed by Maker in favor of Payee and covering the collateral described therein (the "Security Agreement"). This Note is subject to the Security Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

     9. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.


     EXECUTED effective as of the date first set forth above.


                                            MAKER:

                                            MedSolutions, Inc.









                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT B
                                    ---------


                            FORM OF BILL OF SALE AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

              BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT


THE STATE OF TEXAS                  )
                                    )        KNOWN BY ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS                    )



     THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is effective as of September 30, 2004 (the "Closing Date"), by and between Med-Con Waste Solutions, Inc., a Texas corporation ("Assignor"), and MedSolutions, Inc., a Texas corporation ("Assignee").

     Assignee is a party to that certain Asset Purchase Agreement dated as of September 30, 2004 by and between Assignee and Assignor (the "Purchase Agreement"). The Purchase Agreement contemplates the making and delivery of this Agreement. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

     NOW, THEREFORE, as contemplated by the Purchase Agreement, and for good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereto hereby agree as follows:

     1. Effective as of the Closing Date, Assignor hereby sells, conveys, assigns, transfers, and delivers to Assignee, its successors and assigns, forever, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to all of the properties and assets listed on Exhibit A attached hereto (the "Assigned Assets"), free and clear of all liens, charges, security interests, encumbrances, and restrictions of whatever nature, except as otherwise set forth pursuant to the Purchase Agreement, and the Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Assets unto the Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof. Except as otherwise set forth pursuant to the Purchase Agreement, it is agreed that the Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Assets on or prior to the Closing Date, and Assignor agrees to indemnify, as set forth in Article VII of the Purchase Agreement, save, and hold harmless the Assignee from and against any and all losses, costs, damages, liabilities, expenses (including reasonable attorneys' fees) actions, claims, or causes of action existing in favor of or asserted by any party arising from or related to any failure by the Assignor to perform or discharge its obligation as the owner of the Assigned Assets on and prior to the Closing Date.

     2. Effective as of the Closing Date, Assignee hereby assumes and agrees to pay, discharge, and perform when due certain of Assignor's debts, liabilities, and obligations (whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, and regardless of when or by whom asserted) (the "Assumed Liabilities") listed on Exhibit B attached hereto.

Assignee hereby indemnifies, as set forth in Article VII of the Purchase Agreement, and holds harmless Assignor from and against any and all liabilities, costs, losses, and expenses arising from or relating to the Assumed Liabilities.

     3. The Assignor hereby constitutes and appoints the Assignee as the Assignor's true and lawful attorney, with full power of substitution, for it and in its name, place, and stead, or otherwise, but on behalf of and for the benefit of the Assignee, to demand and receive from time to time any and all Assigned Assets and Assumed Liabilities, hereby sold, assigned, and conveyed, or intended so to be, and to get receipts and release for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of the Assignor or otherwise, but at the expense and for the benefit of the Assignee, any and all proceedings at law, inequity or otherwise, that the Assignee may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the Assigned Assets and Assumed Liabilities hereby assigned and conveyed, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings relating to any of the said Assigned Assets and Assumed Liabilities, and generally to do all and any such acts and things in relation thereto as the Assignee shall deem advisable.

     4. Notwithstanding any other provision in this Agreement to the contrary, in the event that any Assigned Asset is not legally or equitably assignable (whether pursuant to its express terms or otherwise) at the Closing Date, or if the purported assignment of such Assigned Asset pursuant to this Agreement would adversely affect, or diminish the value to Assignee of, such Assigned Asset, then in any such case (a) such Assigned Asset shall not be deemed assigned to Assignee hereunder, (b) Assignor shall, until such time as such Assigned Asset is so assignable without any such adverse effect or diminution in value, hold such Assigned Asset in trust for the benefit of Assignee, and act as agent of Assignee in order to obtain for Assignee the economic and other benefits of such Assigned Asset as though such Assigned Asset had been assigned to Assignee hereunder, (c) Assignor shall transfer or deliver to Assignee any and all sums, proceeds and other consideration received or collected by Assignor in respect of such Assigned Asset or as a result of any liquidation or other capitalization thereof, and (d) if and when such Assigned Asset thereafter becomes so assignable without any such adverse effect or diminution in value, then Assignor shall promptly, at Assignee's reasonable request and without further consideration, execute and deliver such instruments of conveyance and transfer and take such action to effect, consummate, confirm and evidence the transfer to Assignee of such Assigned Asset.

     5. Each party hereby covenants that, from and after the Closing Date, upon the other party's reasonable request and without further consideration, such party shall execute and deliver such further instruments of conveyance and transfer and take such additional action to effect, consummate, confirm and evidence the transfer to Assignee of the Assigned Assets and the assumption by Assignee of the Assumed Liabilities.

     6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

     8. This instrument shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.






              [The remainder of page is intentionally left blank.]

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered as of the date first written above.


                                            ASSIGNOR:

                                            MED-CON WASTE SOLUTIONS, INC.



                                           By: _________________________________
                                               Ken Miller, President/CEO


                                           ASSIGNEE:

                                           MEDSOLUTIONS, INC.



                                           By: _________________________________
                                               Matthew H. Fleeger, President/CEO

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

     The foregoing instrument was acknowledged before me this _____ day of __________ 2004, by Ken Miller, President and CEO of Med-Con Waste Solutions, Inc., on behalf of said corporation.



                                     ___________________________________________
                                     Notary Public for and in the State of Texas






         [SEAL]



____________________________
My commission expires

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

     The foregoing instrument was acknowledged before me this _____ day of __________ 2004, by Matthew Fleeger, President and CEO of MedSolutions, Inc., on behalf of said corporation.



                                     ___________________________________________
                                     Notary Public for and in the State of Texas






         [SEAL]



____________________________
My commission expires

                                    EXHIBIT A
                                    ---------

        -----------------------------------------------------------------

                                 Assigned Assets

                                    EXHIBIT B
                                    ---------

        -----------------------------------------------------------------

                               Assumed Liabilities

                                    EXHIBIT C
                                    ---------

                          MED-CON WASTE SOLUTIONS, INC.

                              OFFICER'S CERTIFICATE
                              ---------------------


     I, Ken Miller, President of Med-Con Waste Solutions, Inc., a Texas corporation (the "Seller"), hereby certify the following pursuant to Section 2.01(a)(ii) of the Asset Purchase Agreement (the "Agreement"), dated as of September 30, 2004, between MedSolutions, Inc., a Texas corporation, and the Seller. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     1. All representations and warranties of the Seller set forth in the Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

     2. The Seller has performed or complied with in all respects its agreements and covenants required to be performed or complied with under the Agreement as of or prior to the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate as of September 30, 2004.

                                                MED-CON WASTE SOLUTIONS, INC.,
                                                a Texas corporation


                                                By: ____________________________
                                                    Name: Ken Miller
                                                    Title:President and CEO

                                    EXHIBIT D
                                    ---------

                          MED-CON WASTE SOLUTIONS, INC.

                            CERTIFICATE OF SECRETARY
                            ------------------------

     This Certificate of Secretary is made and attested to this 30th day of September, 2004, pursuant to the Asset Purchase Agreement dated September 30, 2004 (the "Agreement"), by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and Med-Con Waste Solutions, Inc., a Texas corporation (the "Seller").

     1. The Seller has provided the Buyer with the Articles of Incorporation of the Seller, including all amendments thereto as of this date, and the Bylaws of the Seller, including all amendments thereto as of this date, and I hereby certify and attest that such documents are true, complete, and presently in effect.

     2. The Seller has provided the Buyer with a copy of the Action by Unanimous Written Consent of the Board of Directors of the Seller, which approves the Agreement and the execution thereof by the President of the Seller, and I hereby certify and attest that such Action by Unanimous Written Consent is true and complete and has not been rescinded.

     3. The Seller has provided the Buyer with a copy of the Action by Written Consent of shareholders of the Seller, executed by each and every shareholder of the Seller as of the date hereof, approving the adoption of the Agreement and the transaction contemplated thereby, and I hereby certify and attest that such Action by Written Consent is true and complete and has not been rescinded.

     IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.



                                            ____________________________________
                                            Tracy Byas, Secretary

                                    EXHIBIT E
                                    ---------

                      FORM OF SHAREHOLDER LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


MedSolutions, Inc.
12750 Merit Drive, Suite 770
Dallas, Texas   75251

Dear Sirs:

     The undersigned, a shareholder of MedSolutions, Inc., (the "Company"), understands that the Company has filed with the Securities and Exchange Commission ("SEC") a Form 10-SB (the "Form 10-SB") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result thereof the Company has become a fully reporting Company under the Exchange Act, thus creating the statutory foundation for the development of a public market for the Company's common stock, par value $.001 per share (the "Common Stock"). The Company's management believes that the Company soon will be in a position to have the trading of the Common Stock quoted on the OTC Bulletin Board(R), after certain steps are completed, including the execution of this Lock-Up Agreement by a sufficient number of the Company's shareholders. In recognition of the benefit that the quotation of the trading of the Common Stock would confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, except for the "Allowable Transactions" defined herein, during the period of twelve (12) months following the date on which the Common Stock is initially quoted on the OTC Bulletin Board(R) or other national exchange (the "Effective Date"), the undersigned will not, without the prior written consent of the Company, directly or indirectly, with regard to shares of Common Stock held by the undersigned on the Effective Date but not shares of Common Stock acquired thereafter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of hypothecate, or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (collectively the "Lock-Up Provisions").

     The Company's consent, however, is not required for the following transfers (the "Allowable Transactions"): (a) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (b) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (c) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (d) after expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (e) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (f) a bona fide gift or gifts made by the undersigned, provided that the donee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such gift; (g) a distribution to partners or stockholders of the undersigned (and to any direct or indirect partner or stockholder thereof), provided that the ultimate distributees of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such distribution; or
(h) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such transfer. The undersigned further agrees for the Company to place a restrictive legend on any share certificates representing shares of Common Stock that are subject to the Lock-Up Provisions, and to place stop-transfer orders with the Company's transfer agent in order to prevent the transfer of shares of Common Stock in contravention of the Lock-Up Provisions. This letter agreement, once executed by the undersigned shareholder of the Company, shall supersede and replace in its entirety any prior lock-up arrangement the shareholder may have entered into with the Company.




                                            Very truly yours,

                                            MED-CON WASTE SOLUTIONS, INC.



                                            By:_________________________________
                                               Ken Miller, President/CEO


                                            MEDSOLUTIONS, INC.



                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT F
                                    ---------

                               MEDSOLUTIONS, INC.

                              OFFICER'S CERTIFICATE
                              ---------------------


     I, Matthew H. Fleeger, President of MedSolutions, Inc., a Texas corporation (the "Buyer"), hereby certify the following pursuant to Section 2.01(b)(ii) of the Asset Purchase Agreement (the "Agreement"), dated as of September 30, 2004, between the Buyer and Med-Con Waste Solutions, Inc., a Texas corporation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

1. All representations and warranties of the Buyer set forth in the Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

2. The Buyer has performed or complied with in all respects its agreements and covenants required to be performed or complied with under the Agreement as of or prior to the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate as of September 30, 2004.

                                                     MEDSOLUTIONS, INC.,
                                                     a Texas corporation


                                                     By:________________________
                                                     Name: Matthew H. Fleeger
                                                     Title:President and CEO

                                    EXHIBIT G
                                    ---------

                                    RESERVED.

                                    EXHIBIT H
                                    ---------

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                               CONFIDENTIALITY AND

                            NON-COMPETITION AGREEMENT

     This Confidentiality and Non-competition Agreement (the "Agreement") is made and entered into as of September 30, 2004, by and between [______________________________], an individual (the "Seller Representative"), and MedSolutions, Inc., a Texas corporation (the "Company").

                                    RECITALS:

     A. The Company is purchasing certain assets (the "Assets") of Med-Con Waste Solutions, Inc. (the "Seller"), of which the Seller Representative is an officer, director, shareholder and/or employee, as set forth in that certain Asset Purchase Agreement, dated September 30, 2004, (the "Purchase Agreement") between the Company and the Seller. This Agreement is ancillary to and part of such Purchase Agreement.

     B. The Company's business and success are based on the use of proprietary and confidential information and trade secrets that are valuable and unique assets of the Company. In connection with the Purchase Agreement between the Company and the Seller, the Seller Representative will receive and have access to and knowledge of proprietary and confidential information and trade secrets of the Company, its suppliers and its customers.

     C. The Seller Representative is intimately familiar with confidential information and trade secrets of the Seller. The Seller Representative is also in a position to affect the goodwill associated with the Seller's business and the Assets. Further, the Seller Representative acknowledges that the Company is purchasing such confidential information, trade secrets, and goodwill of the Seller in the Purchase Agreement.

     D. The Seller Representative's access to and knowledge of proprietary and confidential information, trade secrets, and goodwill of the Seller and the Company will present the Seller Representative with the opportunity to benefit himself and others wrongly at the expense of the Company, its customers, and the Seller, if the Seller Representative does not abide by the terms of this Agreement. If the Seller Representative were to compete with the Company, it would be highly unlikely that the Seller Representative could do so without misappropriating for himself or for any competing employer information obtained through his employment with the Company or the Seller, thereby causing irreparable harm to the business of the Company and also frustrating and defeating the entire purpose of the Company's Purchase Agreement with the Seller.

     E. The Seller Representative will receive financial consideration from the Seller as a result of the Purchase Agreement, given the Seller Representative's position as an officer, director, shareholder and/or employee of the Seller.

     F. In addition to this Agreement, the Seller Representative may be entering into an employment or consulting agreement with the Company as part of the Purchase Agreement. If so, this Agreement is ancillary to such employment or consulting agreement.

     G. For purposes of this Agreement, the term "Company" shall mean and include the Company and its affiliates, and all of their direct and indirect subsidiaries.

                                   AGREEMENTS:

     THEREFORE, in exchange for the consideration contained herein, as well as the consideration contained in the Purchase Agreement, employment agreement and/or consulting agreement, or inuring to the Seller Representative's benefit as a result of such agreements, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller Representative agrees with the Company as follows:

                                    ARTICLE I

                     CONFIDENTIALITY OF COMPANY INFORMATION

     Confidentiality Agreement. The Seller Representative acknowledges that, during the negotiation of the Purchase Agreement, during the course of his employment with, management of or ownership of the Seller, and during the course of his employment or consulting relationship with the Company, if any, the Seller Representative has or will become privy to certain Confidential Information (hereinafter defined) of the Company and/or the Assets and the Seller Representative agrees that he shall not, without the prior written consent of the Company, at any time, whether before, during, or after the term of his employment with the Company, if applicable, except as required to perform his duties of employment with the Company, use, disseminate, disclose, or communicate any Confidential Information to any person or entity inside or outside the United States. As used herein, the term "Confidential Information" means: (i) all information about the Company disclosed or made known to the Seller Representative as a direct or indirect consequence of or through the Purchase Agreement, (ii) all information about the Assets disclosed or made known to the Seller Representative during the course of his employment with, management of or ownership of the Seller, and (iii) all information about the Company disclosed or made known to the Seller Representative during the course of his employment or consulting with the Company, that is not generally known in the industries in which the Company or any of its affiliates or subsidiaries is or may become engaged, including, but not limited to, information about: (A) financial position, product line, customers, suppliers, and market; (B) profit margins, pricing techniques, or pricing information as to both purchase prices from suppliers and sale prices to customers; (C) past, present, or future plans with respect to the business of the Company; (D) bids, negotiations, or techniques in bidding or negotiating, pursuant to supplier, wholesaler, customer or other contracts; (E) current or future Company advertising or promotion plans or programs; (F) any Company system, procedure, or administrative operations;
(G) Company's structure, employees, or processes; and (H) present or future plans for the extension of the present business or commencement of a new business by the Company or any subsidiary or division of the Company. Confidential information shall exclude information that: (w) is already known by the receiving party prior to disclosure by the other party from a source other than the disclosing party and not under a duty of confidentiality to the Company, (x) is in the public domain, (y) ceases to be confidential through no fault of the receiving party, or (z) is independently developed by the receiving party.

                                   ARTICLE II

                            NON-COMPETITION COVENANTS

     2.01 Term of Non-Competition. The "Term of Non-Competition" means the period beginning on the date hereof and continuing for a period of two years following the closing date of the Purchase Agreement (as defined therein).

     2.02 No Business Competition. During the Term of Non-Competition, the Seller Representative will not own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for shares in the Company), any business engaged in the (A) regulated medical waste transportation business, (B) document destruction or shredding business, including without limitation the transportation of destroyed or shredded documents business in the states of Texas, Louisiana, Arkansas, or Oklahoma (other than for Mitubishi Caterpiller Forklift America), (C) sharps management business, and (D) compliance with the Occupational Safety and Health Act or the Health Insurance Portability and Accountability Act of 1996 business (collectively, the "Competing Businesses"), and the Seller Representative shall not render assistance or advice to any person which is so engaged; provided however, that the passive ownership of less than 2% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 2.02.

     2.03 No Solicitation of Company's Customers. During the Term of Non-Competition, the Seller Representative shall not induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person or entity that is an actual or prospective customer of the Company at any time during the Term of Non-Competition to buy products or services from a competing business. It is understood that this Section 2.03 shall be in addition to and not construed as a limitation upon any other covenant in Article II hereof.

     2.04 No Solicitation of Employees. During the Term of Non-Competition, the Seller Representative hereby agrees not to induce, directly or indirectly, any person who is an employee of the Company to leave the employment of the Company.

     2.05 Tolling of Term. If, during any calendar month within the Term of Non-Competition, the Seller Representative is not in compliance with the terms of this Article II, the Company shall be entitled to, among other remedies, compliance by the Seller Representative with the terms of this Article II for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred. The term "Term of Non-Competition" shall also include this additional period.

     2.06 Reasonableness of Restrictions. The Seller Representative acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this Article II are reasonable and are no broader than are necessary to maintain the confidentiality of the Confidential Information and the goodwill associated with the Company's goods and services, and to protect the other legitimate business interests of the Company, including its goodwill and the intent of the Purchase Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.01 Continuing Obligation. If the Seller Representative also has an employment or consulting agreement with the Company, the Seller Representative's obligations under this Agreement shall continue whether or not the Seller Representative's employment or consulting with the Company shall be terminated voluntarily or involuntarily, with or without cause, and whether or not the Seller Representative or the Company breaches the employment or consulting agreement between the Seller Representative and the Company, if any.

     3.02 Parties Bound. This Agreement shall be binding upon the Seller Representative, the Seller Representative's heirs, executors, administrators, and assigns and shall inure to the benefit of the Company, its successors, and assigns.

     3.03 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     3.04 Waiver. The Company may waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the Company to any such waiver shall be valid only if set forth in an instrument in writing signed by the Company.

     3.05 Entirety and Amendments. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by the parties hereto.

     3.06 Headings. The heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     3.07 Governing Law. The law of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place of performance thereof.

     3.08 Invalid Provisions and Request for Reformation. If any provision of this Agreement (including, without limitation, any provision relating to the activities covered by, or time period of, the non-competition covenants of
Article II) is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible that is legal, valid, and enforceable, and the Company hereby requests the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the preceding provision.


           [The remainder of this page is left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                            MEDSOLUTIONS, INC.


                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO





                                            SELLER REPRESENTATIVE


                                            By:_________________________________
                                               [Printed name]

                                    EXHIBIT I
                                    ---------

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (this "Agreement") is made and entered into as of _________, 2004 (the "Effective Date"), by and between MedSolutions, Inc., a Texas corporation (the "Employer"), and Lonnie Cole, an individual and resident of the State of Texas (the "Employee").

                                    RECITALS

     A. The Employer is purchasing certain assets (the "Assets") of Med-Con Waste Solutions, Inc. (the "Seller"), as set forth in the Asset Purchase Agreement (the "Purchase Agreement") entered into by and between the Employer and the Seller, dated as of [______], 2004.

     B. Employee has served as an employee of the Seller.

     C. The Employee has certain skills, experience, and abilities that are valuable to the successful transition of the Assets from Seller to Employer and to the success of the Employer's operations and future profitability;

     D. The Employer desires to employ and retain the services of the Employee as a full time employee, and the Employee desires to work for and be employed by the Employer, to perform those duties as may be assigned by the Employer;

     E. The Employer and the Employee desire to set forth the terms and conditions pursuant to which the Employee will be employed by the Employer; and

     F. In consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1: EMPLOYMENT PERIOD AND DUTIES

     1.01 Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

     1.02 Employment Period. Unless earlier terminated as herein provided, the Employee's employment with the Employer pursuant to this Agreement shall commence on the Effective Date and shall continue for a term of thirty-six months after such date (the "Employment Period"). The date on which the Employment Period ends shall be the "Expiration Date."

     1.03 Duties and Services. The Employee will be employed at [________, Houston, Texas] or at such other office location as determined by the Employer's President, and will have such duties and perform such services as are assigned or delegated to the Employee by the President, including without limitation assisting in the orderly transition of the Assets from the Seller to the Employer as contemplated by the Purchase Agreement. During the Employment Period, the Employee will devote his business time, attention, skill, and energy to the business of the Employer and will use his best efforts to promote the success of the Employer's business.

Article 2: COMPENSATION

     2.01 Salary. Subject to the provisions of Article 4 of this Agreement that relate to compensation of the Employee following the termination of the Employment Period, the Employee will be compensated at the rate of $8,333.33 per month (such amount is hereinafter referred to as the "Salary"), for the duration of the Employment Period. The Salary will be payable in accordance with the normal payroll practices and procedures of the Employer. The Employer shall withhold from each installment of the Salary all applicable federal, state, and local income and other payroll taxes.

     2.02 Incentive Bonus. During the Employment Period, the Employee shall be entitled to receive incentive bonus payments (the "Bonus") in the amount of $10,000 per quarter in accordance with the terms set forth in this Section 2.02. The Bonus shall be calculated on the basis of consecutive 12-month periods during the Employment Period, commencing on the first day of the first full month for which Employer's and Seller's billings are consolidated after the closing of the transactions contemplated by the Purchase Agreement (each, a "Bonus Year"). The Employee shall be entitled to receive the Bonus for each fiscal quarter of a Bonus Year (each, a "Bonus Quarter") for which the percentage by which the Employer's gross revenues for such Bonus Quarter exceed those of the immediately preceding Bonus Quarter (the "Growth Rate") by at least 3.75%; provided, however, that the Employee shall be entitled to the Bonus payments for the first two Bonus Quarters during the Employment Period irrespective of the amount of the Company's gross revenues; provided further, however, that if for any Bonus Quarter (a "Non-Qualifying Bonus Quarter") the Employer's Growth Rate is less than 3.75%, the Employee shall nonetheless be entitled to receive the Bonus for such Non-Qualifying Bonus Quarter if the sum of (i) the Employer's Growth Rate for such Non-Qualifying Bonus Quarter and (ii) any Growth Rate in excess of 3.75% for each of the immediately preceding or the immediately succeeding Bonus Quarters (but excluding any such excess Growth Rate that has been allocated towards any other Non-Qualifying Bonus Quarter), exceeds 3.75%; provided further, however, that any gross revenues of the Employer attributable to acquisitions (whether by way of merger, purchase of assets, or otherwise) by Employer after the Effective Date shall not be included in any calculations used to determine the Employee's eligibility to receive the Bonus. The Employer shall make payment of the Bonus to the Employee within 30 days of the end of the Bonus Quarter to which such Bonus payment corresponds; provided, however, that if the payment of the Bonus relates to a Non-Qualifying Bonus Quarter, the Employer shall make such payment to the Employee within 30 days of the Employer's determination that the Employee is entitled to the Bonus for such Non-Qualifying Bonus Quarter.

     2.03 Additional Performance-Based Compensation. The compensation committee of the Employer's Board of Directors shall establish additional criteria within six months of the Effective Date for compensating the Employee in the event that the Employer exceeds the revenue targets contemplated by Section 2.02 hereof. In addition, the compensation committee of the Employer's Board of Directors shall establish criteria within six months of the Effective Date for grants to the Employee of options to purchase shares of the Employer's equity securities.

     2.04 Benefits. For the duration of the Employment Period and as otherwise set forth herein, the Employee and his dependents (if applicable), will be permitted to participate in such pension, health insurance, disability insurance, and other employee benefit plans of the Employer that may be in effect from time to time and made available to the employees of the Employer generally to the extent the Employee and his dependents are eligible for participation under the terms of such plans, as determined in the sole discretion of the Employer's Board of Directors. The Employer shall provide the Employee with access to a company car, obtain automobile insurance coverage for the Employee's use of such company car in connection with his employment, and reimburse the Employee for fuel purchases relating to his employment in accordance with the Employer's reimbursement policies as in effect from time to time. The Employer shall provide the Employee with a company credit card for use for expenses related to his employment in accordance with the Employer's reimbursement policies as in effect from time to time. The Employer shall provide the Employee with a company cellular phone in connection with his employment in accordance with the Employer's cellular phone policies as in effect from time to time.

Article 3: FACILITIES AND EXPENSES

     The Employee will use the office space, equipment, supplies, and such other facilities, property, and personnel as provided by the Employer for such purposes to perform his duties under this Agreement. The Employer will reimburse the Employee for reasonable expenses incurred by the Employee in the performance of his duties in accordance with the Employer's employment policies in effect from time to time; provided, however, that the Employee must file written expense reports with respect to such expenses, in accordance with the Employer's employment policies, before the Employee may receive such reimbursement.

Article 4: TERMINATION

     4.01 Termination of Employment Period.

          (a) Death of the Employee. The Employment Period shall terminate immediately and automatically upon the death of the Employee.

          (b) Termination by the Employer. The Employer may terminate the Employment Period (i) immediately upon the delivery of a Notice of Termination (as defined in Section 4.01(c) of this Agreement) by the Employer to the Employee setting forth the facts that indicate that a determination has been made that the Employee has a Disability in accordance with Section 4.02 of this Agreement; (ii) immediately upon delivery of a Notice of Termination by the Employer to the Employee setting forth the facts that indicate that an event constituting Cause (as defined in Section 4.03 of this Agreement) has occurred, or on such later date as may be set forth in such Notice of Termination; or (iii) at any time without Cause effective as of the 30th day following the delivery of a Notice of Termination by the Employer to the Employee, or on such later date as may be set forth in such Notice of Termination.

          (c) Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice (delivered in accordance with Section 7.06 herein) that indicates the specific termination provision in this Agreement upon which the person intending to terminate the Employment Period is relying and sets forth in reasonable detail the facts and circumstances that provide a basis for termination of the Employment Period under such termination provision.

     4.02 Definition of "Disability." For purposes of this Agreement, the Employee will be deemed to have a "Disability" under any of the following conditions: (a) for physical or mental reasons, the Employee is unable to render and perform substantially and continuously the Employee's duties and services as required by this Agreement for 12 consecutive weeks, or for 16 nonconsecutive weeks during any 12-month period, or (b) the prognosis or recommendations of the Examining Doctor (as defined in this Section 4.02) are such that the Employee would be unable to render and perform substantially and continuously the Employee's duties and services under this Agreement for 12 consecutive weeks, or for 16 nonconsecutive weeks during any 12-month period. Upon the request of either party hereto following written notice to the other, the Disability of the Employee will be determined by a medical doctor (the "Examining Doctor") who shall be selected as follows: the Employer and the Employee shall each select a medical doctor, and those two medical doctors will select a third medical doctor who will be the Examining Doctor. The determination of the Examining Doctor as to whether or not the Employee has a Disability will be binding on both parties hereto. The Employee must submit to a reasonable number of examinations by the Examining Doctor, and the Employee hereby authorizes the disclosure and release to the Employer of such determination and the results of such examinations. If the Employee is not legally competent, the Employee's legal guardian or duly authorized attorney-in-fact will act in the Employee's stead under this Section
4.02 for the purposes of submitting the Employee to examinations and providing any such authorizations of disclosure.

     4.03 Definition of "Cause." For purposes of this Agreement, "Cause" shall mean: (a) the Employee's material and persistent failure to perform his duties and services in accordance with this Agreement, including without limitation by manner of Employee's gross insubordination or gross absenteeism, unless such failure is due to the Employee's Disability, or the Employee's material violation of this Agreement or any material inaccuracy of any representation or warranty of the Employee contained herein, unless, for any such failure, violation, or inaccuracy which is capable of being cured, the Employee cures such failure, violation, or inaccuracy within 30 days of the Employer providing written notice to the Employee of such failure, violation, or inaccuracy; (b) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (c) the theft, fraud, or embezzlement of any of the real or personal property, tangible or intangible, of the Employer or any of its Affiliates; (d) the commission of an act of fraud upon, or bad faith or willful misconduct toward, the Employer or any of its Affiliates; (e) conduct constituting gross negligence or recklessness, as determined by the Employer in its sole discretion, that is materially injurious to the Employer, a customer of the Employer, or any of the Employer's Affiliates; or (f) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

     4.04 Effect of Termination of Employment Period; Post-Termination Benefits. Upon the termination of the Employment Period in accordance with Section 4.01 of this Agreement, the Employee's obligation to render to the Employer the services described in Section 1.03 of this Agreement shall cease, and the Employer shall pay the Employee or, in the event of his death while amounts remain payable hereunder, his Designated Beneficiary (as defined in this Section 4.04), if at all, as follows:

          (a) Termination by the Employer with Cause or by the Employee. If the Employment Period is terminated in accordance with Section 4.01(b)(ii) of this Agreement or by the Employee, the Employee will be entitled to receive solely that portion of his Salary, payable in accordance with the Employer's normal payroll practices, accrued by the Employee as of the date of the termination of the Employment Period; provided, however, that the Employee shall not receive, and shall not be entitled to receive, any Salary or Benefits (except for Salary and Benefits accrued prior to the date of the termination of the Employment Period) during the remainder of the Term following such termination, or thereafter, except as otherwise required in accordance with federal or state law or the terms of the plans governing the benefits provided hereunder.

          (b) Termination by the Employer without Cause. If the Employment Period is terminated in accordance with Section 4.01(b)(iii) of this Agreement, the Employee will be entitled to receive his Salary, payable in accordance with the Employer's normal payroll practices, for a period of one year following the date of the termination of the Employment Period.

          (c) Termination upon Death or Disability. If the Employment Period is terminated in accordance with Section 4.01(a) or Section 4.01(b)(i), the Employer will pay to the disabled Employee or to the Employee's Designated Beneficiary, as the case may be, in accordance with its normal payroll practices, the customary installments of the Salary and the Benefits that were provided to the Employee during the Employment Period, if applicable, until the earlier of the Expiration Date or the 30th day following the date of the Employee's death or the date of the determination by the Examining Doctor that the Employee has a Disability, as the case may be. Following such date, the Employee or the Employee's Designated Beneficiary shall have no right to receive, and the Employer shall have no further obligation to pay to the Employee, further monthly installments of Salary or Benefits; provided, however, that, in the event the Employee is determined to have a Disability, the Employee is entitled to benefits under the disability insurance referred to in Section 2.04 of this Agreement, if applicable. For the purposes of this Agreement, the Employee's "Designated Beneficiary" means such individual beneficiary or trust, located at such address as the Employee may designate by written notice to the Employer from time to time or, if the Employee fails to give written notice to the Employer of such a beneficiary, the Employee's estate; provided, however, that, notwithstanding the preceding sentence, the Employer shall have no duty under any circumstances to attempt to open an estate on behalf of the Employee, to determine whether any beneficiary designated by the Employee is alive, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

          (d) Accrued Benefits. Unless otherwise required by this Agreement, federal or state law, or the terms of the relevant plans providing Benefits hereunder, the Employee's accrual of the Benefits pursuant to Section 2.04 hereof will cease on the date of the termination of the Employment Period, and the Employee will thereafter be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

Article 5: NON-DISCLOSURE COVENANT

     5.01 Confidential Information Defined. For the purposes of this Article 5, the phrase "Confidential Information" means any and all of the following: trade secrets concerning the business and affairs of the Employer or its Affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code, machine code, and source code), computer software and database technologies, systems, structures, and architecture (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, and methods); information concerning the business and affairs of the Employer or its Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials, however documented); and notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer or its Affiliates containing or based, in whole or in part, on any information included in the foregoing. Notwithstanding the foregoing, Confidential Information shall not include any information that the Employee demonstrates was or became generally available to the public other than as a result of a disclosure of such information by the Employee or any other person under a duty to keep such information confidential.

     5.02 Acknowledgment by the Employee. The Employee acknowledges that (a) during the Employment Period and as part of his employment, the Employee will be afforded access to Confidential Information that the Employer has devoted substantial time, effort, and resources to develop and compile; (b) public disclosure of such Confidential Information would have an adverse effect on the Employer and its business; (c) the Employer would not disclose such information to the Employee, nor employ or continue to employ the Employee without the agreements and covenants set forth in this Article 5; and (d) the provisions of this Article 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

     5.03 Maintaining Confidential Information. In consideration of the compensation and benefits to be paid or provided to the Employee by the Employer under this Agreement and the acknowledgments set forth above, the Employee, during the Employment Period and at all times thereafter, agrees and covenants as follows:

     (a) Employer Information. The Employee will hold in strictest confidence the Confidential Information and will not disclose it to any Person (defined below) except with the specific prior written consent of the Employer or as may be required by court order (provided that the Employee shall first give notice to the Employer in order that the Employer may obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued and the Employee uses reasonable efforts to have such information be treated as confidential and under seal), or except as otherwise expressly permitted by the terms of this Agreement. Any trade secrets of the Employer will be entitled to all of the protections and benefits afforded under applicable laws. If any information that the Employer deems to be a trade secret is ruled by a court of competent jurisdiction not to be a trade secret, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security. The Employee will not remove from the Employer's premises or record (regardless of the media) any Confidential Information of the Employer or its Affiliates, except to the extent such removal or recording is necessary for the performance of the Employee's duties. The Employee acknowledges and agrees that all Confidential Information, and physical embodiments thereof, whether or not developed by the Employee, are the exclusive property of the Employer or its Affiliates, as the case may be.

     (b) Third Party Information. The Employee recognizes that the Employer and its Affiliates have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on their parts to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee agrees that he owes the Employer, its Affiliates, and such third parties, during the Employment Period and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person (except as necessary in carrying out his duties for the Employer consistent with the Employer's agreement with such third party) or to use it for the benefit of anyone other than for the Employer or such third party (consistent with the Employer's agreement with such third party) without the express written authorization of the Employer or its Affiliate, as the case may be.

     (c) Returning Employer Documents. The Employee agrees that, at the time of the termination of the Employment Period, he will deliver to the Employer (and will not keep in his possession or deliver to any other Person) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items belonging to the Employer or any of its Affiliates, and their respective successors or assigns, regardless of whether such items are represented in tangible, electronic, digital, magnetic or any other media. In the event of the termination of the Employment Period, the Employee agrees to sign and deliver the "Termination Certification" attached hereto as Exhibit A.

Article 6: NON-COMPETITION AND NON-INTERFERENCE

     6.01 Covenants Regarding Competitive Protection. The Employer and the Employee hereby mutually agree that the nature of the Employer's business and the Employee's employment hereunder are based on the Employer's goodwill, public perception, and customer relations. Therefore, in consideration of the acknowledgments set forth in Section 5.02 herein and the compensation and benefits to be paid to the Employee pursuant to this Agreement, the Employee hereby agrees and covenants to each and all of the following; provided, however, that this Article 6 shall be null and void if the Employment Period is terminated in accordance with Section 4.01(b)(iii):

     (a) Noncompete. For the duration of the Employment Period and for 12 months thereafter, the Employee will not, directly or indirectly, in any capacity whatsoever, individually or on behalf of any other person or entity, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name or any similar name to, lend the Employee's credit to or render services or advice to, any business engaged or about to become engaged in the Business of the Employer, or any of its Affiliates, in the Market Area. For purposes of this Agreement, the "Business" of the Employer, or its Affiliates, includes all those businesses, products, and services that are presently or hereafter marketed by the Employer, or its Affiliates, or that are in the development stage at any time during the Employment Period; and any other business in which the Employer, or any of its Affiliates, are engaged in at any time during the Employment Period.

     (b) Solicitation of Customers. For the duration of the Employment Period and for 12 months thereafter, the Employee hereby covenants and agrees that he will not, either directly or through an Affiliate, solicit any Person that is a Current Customer (defined below) of the Employer or its Affiliates for purposes of selling products or services to such Person that are in competition with the products and services offered or sold by the Employer or its Affiliates.

     (c) Solicitation of Employees. For the duration of the Employment Period and for 12 months thereafter, the Employee hereby agrees not to employ, either directly or through an Affiliate, any current employee of the Employer or its Affiliates or any individual who was an employee of the Employer or its Affiliates at any time during Employment Period, and agrees not to solicit, or contact in any manner that could reasonably be construed as a solicitation, either directly or through an Affiliate, any employee of the Employer or its Affiliates for the purpose of encouraging such employee to leave or terminate his or her employment with the Employer or its Affiliates.

     (d) Solicitation of Vendors. For the duration of the Employment Period and for 12 months thereafter, the Employee hereby agrees not to solicit, either directly or through an Affiliate, a current vendor or supplier of the Employer or its Affiliates for purposes of encouraging such vendor or supplier to cease or diminish providing products or services to the Employer or its Affiliates, or to change adversely the terms under which such vendor or supplier provides such products or services to the Employer or its Affiliates.

     (e) Interference. For the duration of the Employment Period and for 12 months thereafter, the Employee hereby agrees not to interfere with the Employer's relationship with any person who at the relevant time is an employee, contractor, supplier, or customer of the Employer or its Affiliates.

     (f) Market Area. For purposes of this Section 6.01, the term "Market Area" means any county or parish in which the Employer or its Affiliates have or had provided goods or services to customers during the Employment Period or are actively soliciting customers during the Employment Period.

     6.02 Scope. The Employee acknowledges and agrees that the Employer is engaged in or intends to be engaged in business throughout the United States and that the marketplace for the Employer's businesses, products and services is nationwide, and includes the areas described in Section 6.01(f) of this Agreement, and thus the geographic area, length and scope of the restrictions contained in Section 6.01 are reasonable and necessary to protect the legitimate business interests of the Employer. The duration of the agreements contained in
Section 6.01 shall be extended for the amount of any time of any violation thereof and the time, if greater, necessary to enforce such provisions or obtain any relief or damages for such violation through the court system. The Employer may, at any time on written notice approved by its Board, reduce the geographic area, length or scope of any restrictions contained in Section 6.01 and, thereafter, the Employee shall comply with the restriction as so reduced, subject to subsequent reductions. If any covenant in Section 6.01 of this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as an arbitrator or a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Employee. In the event of termination of the Employee's employment with the Employer for any reason, the Employee consents to the Employer communicating with the Employee's new employer, any entity in the Business or through or in connection with which the Employee is restricted hereunder, or any other party about the restrictions and obligations imposed on the Employee under this Agreement.

Article 7: GENERAL PROVISIONS

     7.01 Injunctive Relief and Additional Remedy. The Employee acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of Articles 5 and 6 hereof might be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Articles 5 and 6 hereof.

     7.02 Covenants of Articles 5 and 6 are Essential and Independent Covenants. The covenants by the Employee in Articles 5 and 6 are essential elements of this Agreement, and without the Employee's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Employee. The Employer and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. If the Employee's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Articles 5 and 6.

     7.03 Representations and Warranties by the Employee. The Employee represents and warrants to the Employer that (a) the Employee has never taken any action of the types set forth in Section 4.03(b) though (f) and (b) the execution and delivery by the Employee of this Agreement does not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

     7.04 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Employee's performance of the Employee's obligations hereunder.

     7.05 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The covenants of the Employee under this Agreement, being personal, may not be delegated.

     7.06 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) or, (d) mailed by registered or certified mail, postage prepaid and return receipt requested, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:            MedSolutions, Inc.
                           12750 Merit Drive
                           Park Central VII, Suite 770
                           Dallas, Texas 75251
                           Attn: President
                           Facsimile: (972) 931-2550

With a copy to:            Fish & Richardson P.C.
                           5000 Bank One Center
                           1717 Main Street
                           Dallas, Texas 75201
                           Attn: Steven R. Block
                           Facsimile: (214) 747-2091

If to the Employee:        Lonnie Cole

                           Facsimile: (___)___- ___________


     7.07 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally; but only by an agreement in writing signed by the parties hereto.

     7.08  Governing  Law;  Venue.  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAW RULES THEREOF. VENUE FOR ANY ACTION BROUGHT HEREUNDER SHALL BE PROPER EXCLUSIVELY IN DALLAS COUNTY, TEXAS.

     7.09 Headings; Construction. The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article," "Articles," "Section," or "Sections" refer to the corresponding Article, Articles, Section, or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

     7.10 Severability. If any provision of this Agreement is held invalid or unenforceable by an arbitrator or any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.12 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     7.13 Survival of Obligations. The obligations of the Employer and the Employee under this Agreement which by their nature may require either partial or total performance after the expiration of the Employment Period shall survive such expiration.

     7.14 Withholding and Set Off. All payments and benefits made or provided under this Agreement shall be subject to withholding as required under applicable law. The Employer is further authorized to withhold and setoff against any such payments and benefits any amounts that the Employee may come to owe the Employer, whether as a result of any breach of this Agreement or otherwise.

Article 8: CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings indicated below:

     "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

     "Current Customer" shall mean any Person who is currently utilizing any product or service sold or provided by the Employer or any of its Affiliates; any Person who utilized any such product or service within the previous 12 months; and any Person with whom the Employer or any of its Affiliates is currently conducting negotiations concerning the utilization of such products or services.

         "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      EMPLOYER:

                                      MEDSOLUTIONS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________



                                      EMPLOYEE:


                                      __________________________________________
                                      Lonnie Cole

                                    EXHIBIT A
                            TERMINATION CERTIFICATION

     This is to certify that the undersigned has complied with all the terms of the Employment Agreement (the "Employment Agreement") signed by the undersigned with MedSolutions, Inc., a Texas corporation (the "Employer"). It is further certified that the undersigned does not possess, nor has the undersigned failed to return to the Employer any Confidential Information (as defined in the Employment Agreement). It is further certified that the undersigned has destroyed all tangible copies and has erased any electronic, digital, or magnetic representations or manifestations of the foregoing. The undersigned further agrees that, in compliance with the Employment Agreement, the undersigned will preserve as confidential all Confidential Information and information of third parties as provided in the Employment Agreement.




                                     ___________________________________________
                                     [Name]

                                     Signature:_________________________________

                                     Date: _____________________________________

                                    EXHIBIT J
                                    ---------

                               FORM OF 30-DAY NOTE

                                Attached hereto.

                                 PROMISSORY NOTE


$250,000                         Dallas, Texas                September 30, 2004


     FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of Med-Con Waste Solutions, Inc., a Texas corporation (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount (the "Principal Amount") of $250,000, subject to adjustment as set forth herein in accordance with
Section 1.01(b) of that certain Asset Purchase Agreement executed between the Maker and the Payee as of the date hereof (the "Asset Purchase Agreement"), secured by certain of the assets of the Maker as described in the Security Agreement entered into by Maker and Payee and dated as of September 30, 2004, with no interest.

     1. This Promissory Note (the "Note") shall be due and payable as follows: as follows: (i) on the First Consent Deadline (as defined in the Asset Purchase Agreement), the Maker shall pay to the Payee that portion of the Principal Amount equal to the amount that is the product of (W) a fraction the numerator of which is the aggregate average monthly sales for the Four-Month Period (as defined in the Asset Purchase Agreement) under the Payee's contracts with Existing Customers (as defined in the Asset Purchase Agreement) relating to the
Schedule 3.12 Consents (as defined in the Asset Purchase Agreement) that have been delivered to the Maker on or prior to the First Consent Deadline, and the denominator of which is the aggregate average monthly sales for the Four-Month Period under all of the Payee's contracts with Existing Customers relating to the Schedule 3.12 Consents; multiplied by (X) the Principal Amount; and (ii) on the Second Consent Deadline (as defined in the Asset Purchase Agreement), the Maker shall pay to the Payee that portion of the Principal Amount equal to the amount that is the product of (Y) a fraction the numerator of which is the aggregate average monthly sales for the Four-Month Period under the Payee's contracts with Existing Customers relating to the Schedule 3.12 Consents that have been delivered to the Maker after the First Consent Deadline but on or prior to the Second Consent Deadline, and the denominator of which is the aggregate average monthly sales for the Four-Month Period under all of the Payee's contracts with Existing Customers relating to the Schedule 3.12 Consents; multiplied by (Z) the Principal Amount; provided, however, that in the event the last of the Schedule 3.12 Consents is delivered by the Payee to the Maker after the Closing Date but prior to the seventh day before the Second Consent Deadline, the Maker shall pay the full remaining balance of the
Principal Amount to the Payee on the seventh day after the date on which such last Schedule 3.12 Consent is delivered; provided further, however, that if a payment date hereunder should fall on a Saturday, Sunday, or bank holiday, then such payment date shall be the next business day. In no event shall any portion of the 30-Day Principal Amount be payable to the Seller for Section 3.12 Consents delivered to the Buyer after the Second Consent Deadline. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied first against accrued but unpaid interest and then against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee. The Payee hereby acknowledges that this Note and the Principal Amount are subject to certain offset rights by the Maker pursuant to the Asset Purchase Agreement. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of the Asset Purchase Agreement, any excess interest previously paid will be credited against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the Principal Amount does not exceed 7.0%.

     2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of 10 calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 12% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

     3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

     4. Except as expressly set forth in Section 1 hereof, the Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

     5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

     6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Asset Purchase Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

     7. Payee shall be entitled to assign all or a portion of this Note to an Affiliate (as such term is defined in the Asset Purchase Agreement dated of even date herewith by and between Maker and Payee) without the consent of Maker. Maker shall reissue the Note to the transferee(s) upon receipt of written notice of the transfer and evidence of transferee(s)' status as an Affiliate.

     8. This Note is one of two promissory notes referred to and is entitled to the benefits of and security afforded by that certain Security Agreement dated as of September 30, 2004, executed by Maker in favor of Payee and covering the collateral described therein (the "Security Agreement"). This Note is subject to the Security Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

     9. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.


     EXECUTED effective as of the date first set forth above.


                                               MAKER:

                                               MedSolutions, Inc.

                                               By:______________________________
                                               Matthew H. Fleeger, President/CEO

                              DISCLOSURE SCHEDULES

Schedule 1.02              Allocation of Purchase Price
-------------

Schedule 1.03              Assets
-------------

Schedule 1.04              Disclosed Encumbrances
-------------

Schedule 1.05              Assumed Liabilities
-------------

Schedule 2.01(a)(iv)       Material Contracts
--------------------

Schedule 3.01              Seller Organizational and Good Standing Documents
-------------

Schedule 3.08              Seller Financial Statements
-------------

Schedule 3.11              Litigation
-------------

Schedule 3.12              Consents
-------------

Schedule 3.19              Contracts
-------------

Schedule 4.01              Buyer Good Standing Documents
-------------

Schedule 4.08              Capitalization
-------------

                                  Schedule 4.01

                          Buyer Good Standing Documents

                               [Attached hereto.]

                                  Schedule 4.08

                                 Capitalization

The Buyer had 17,972,242 shares of Common Stock issued and outstanding as of August 1, 2004.